NEWS RELEASE	Release Date: October 22, 2007 at 4:00 p.m. EST

KNBT BANCORP, INC. DECLARES QUARTERLY CASH DIVIDEND

Lehigh Valley, Pennsylvania (October 22, 2007)-KNBT Bancorp, Inc. (NASDAQ “KNBT”), the holding company for Keystone Nazareth Bank & Trust Company (the “Bank”), today announced that the board of directors declared a regular quarterly cash dividend of $0.10 per share.

The regular quarterly cash dividend is payable December 3, 2007 to shareholders of record on November 13, 2007.

About KNBT Bancorp, Inc.

KNBT Bancorp, Inc. is the parent bank holding company for Keystone Nazareth Bank & Trust Company.  Keystone Nazareth Bank & Trust Company is a Pennsylvania-chartered savings bank headquartered in Bethlehem, Pennsylvania with 56 branch offices in Lehigh, Northampton, Carbon, Monroe, Luzerne and Schuylkill Counties, Pennsylvania.

Website:www.knbt.com

Contacts:

Scott V. Fainor, President and Chief Executive Officer, KNBT Bancorp, Inc. and Keystone
Nazareth Bank & Trust Company, 610-861-5000

Eugene T. Sobol, Senior Executive Vice President, Chief Financial Officer and Treasurer, KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company, 610-861-5000

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to KNBT’s management's intentions, plans, beliefs, expectations or opinions or with respect to the operation of KNBT or its subsidiaries.  These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of KNBT and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) economic and competitive conditions which could affect the volume of loan originations, deposit flows and real estate values; (2) the levels of non-interest income and expense and the amount of loan losses; (3) competitive pressure among depository institutions increases significantly; (4) changes in the interest rate environment may reduce interest margins; (5) general economic conditions, either nationally or in the markets in which KNBT is doing business, are less favorable than expected; (6) mergers may result in significant charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties; (7) descriptions may occur from the announced merger with National Penn Bancshares, Inc. (“National Penn”) and may create difficulties in maintaining relationships with customers and employees; (8) the failure to obtain shareholders or regulatory approval of the pending merger with National Penn; (9)legislation or changes in regulatory requirements adversely affect the business in which KNBT is engaged; and other factors discussed in the documents filed by KNBT with the Securities and Exchange Commission ("SEC") from time to time. Copies of these documents may be obtained from KNBT upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov.  KNBT undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Additional Information about the KNBT/National Penn Transaction:

National Penn has filed a registration statement on Form S-4 in connection with the merger with KNBT, and National Penn and KNBT intend to mail a joint proxy statement/prospectus to their respective shareholders in connection with the transaction. Shareholders and investors are urged to read the joint proxy statement/prospectus when it becomes available, because it will contain important information about KNBT, National Penn and the transaction. You may obtain a free copy of the joint proxy statement/prospectus (when it is available) as well as other filings containing information about KNBT and National Penn at the SEC's web site at www.sec.gov. A free copy of the joint proxy statement/prospectus, and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus, may also be obtained from National Penn or KNBT, by directing the request to either of the following persons:

Mr. Eugene Sobol	Ms. Sandra L. Spayd
Senior Executive Vice President &	Corporate Secretary
Chief Financial Officer	National Penn Bancshares, Inc.
KNBT Bancorp, Inc.	Philadelphia and Reading Avenues
90 Highland Avenue	Boyertown, PA 19512
Bethlehem, PA 18017	(610) 369-6202
(610) 807-5888

KNBT, National Penn and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of KNBT and National Penn in favor of the transaction. Information regarding the interests of the executive officers and directors of KNBT and National Penn in the transaction will be included in the joint proxy statement/prospectus.

# # #